Exhibit 4.2

SABRA HEALTH CARE LIMITED PARTNERSHIP

and

SABRA CAPITAL CORPORATION,

as Issuers,

SABRA HEALTH CARE REIT, INC.,

as Parent and a Guarantor,

the other GUARANTORS named herein,

as Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of May 29, 2019

To the Indenture dated as of May 23, 2013

Establishing a series of Securities designated

4.80% Senior Notes due 2024

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.9
(a)(2)	6.9
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	6.9
(b)	6.8; 6.10
(c)	N.A.
311(a)	6.13
(b)	6.13
(c)	N.A.
312(a)	7.1; 7.2(a)
(b)	7.2(b)
(c)	7.2(c)
313(a)	7.3
(b)(1)	7.3
(b)(2)	7.3
(c)	7.3
(d)	7.3
314(a)	10.4; 10.9
(b)	N.A.
(c)(1)	1.8; 1.9; 6.3
(c)(2)	1.8; 1.9; 6.3
(c)(3)	N.A.
(d)	N.A.
(e)	1.9
(f)	N.A.
315(a)	6.1; 6.3
(b)	1.6; 6.2
(c)	6.1
(d)	5.5; 6.1
(e)	5.11
316(a)(last sentence)	3.13
(a)(1)(A)	5.5
(a)(1)(B)	5.4
(a)(2)	9.2
(b)	5.7
(c)	9.4
317(a)(1)	5.8
(a)(2)	5.9
(b)	6.6
318(a)	1.5
(c)	1.5

N.A. means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

2

SIGNATURES			S-1

Exhibit A	–	Form of Note	A-1
Exhibit B	–	Form of Notation of Guaranty	B-1

Note:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

i

EIGHTH SUPPLEMENTAL INDENTURE, dated as of May 29, 2019, (this “Supplemental Indenture”) among Sabra Health Care Limited Partnership, a Delaware limited partnership (“Operating Partnership”), and Sabra Capital Corporation, a Delaware corporation (“Sabra Capital” and, together with the Operating Partnership, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent”), as Guarantor, each of the other Guarantors named herein, as Guarantors, and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”) to the Indenture, dated as of May 23, 2013, between the Issuers, the Parent, and the Trustee (the “Base Indenture”), as supplemented by this Supplemental Indenture (collectively, this “Indenture”).

RECITALS OF THE ISSUERS

WHEREAS, the Issuers, the Parent and the Trustee have heretofore executed and delivered the Base Indenture, providing for the issuance from time to time of the Issuers’ unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 9.1(e) of the Base Indenture permits the Issuers and the Trustee to enter into a supplemental indenture to the Base Indenture to establish the form and terms of any series of Securities;

WHEREAS, Section 2.1 of the Base Indenture permits the form of Securities of any series to be established in a supplemental indenture to the Base Indenture;

WHEREAS, Section 3.1 of the Base Indenture permits certain terms of any series of Securities to be established pursuant to a supplemental indenture to the Base Indenture;

WHEREAS, pursuant to Sections 2.1 and 3.1 of the Base Indenture, the Issuers desire to provide for the establishment of a new series of Securities in an initial aggregate principal amount of $300,000,000 to be designated the “4.80% Senior Notes due 2024” (hereinafter called the “Notes”) under the Base Indenture, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuers and the Guarantors, in accordance with its terms, have been done;

NOW, THEREFORE, for and in consideration of the foregoing and the purchase of the Notes established by this Supplemental Indenture by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION OF THE NOTES

SECTION 1.01. Application of this Supplemental Indenture.

This Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Supplemental Indenture, shall apply to the Notes) in respect of the Notes. Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other series of Securities issued under this Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. All Initial Notes and Additional Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

SECTION 1.02. Effect of Supplemental Indenture.

(a) With respect to the Notes only, the Base Indenture shall be supplemented pursuant to Section 9.1(e) thereof to establish the terms of the Notes as set forth in this Supplemental Indenture.

(b) To the extent that the provisions of this Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

SECTION 1.03. The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

ARTICLE 2

DEFINITIONS AND OTHER TERMS OF GENERAL APPLICATION

SECTION 2.01. Certain Terms Defined in the Indenture.

For all purposes of this Supplemental Indenture, the capitalized terms used herein (i) which are defined or amended in this Article 2 have the respective meanings assigned hereto in this Article 2 and (ii) which are defined in the Base Indenture (and which are not defined or amended in this Article 2) have the respective meanings assigned thereto in the Base Indenture.

SECTION 2.02. Definitions.

(a) The first paragraph of Section 1.1 of the Base Indenture shall be deleted in its entirety and shall not be applicable to the Notes.

(b) Section 1.1 of the Base Indenture shall be amended to add new definitions thereto in appropriate alphabetical sequence, as follows:

“2021 Notes” means the Issuers’ $500.0 million initial aggregate principal amount of 5.50% senior unsecured notes due 2021.

“2023 Notes” means the Issuers’ $200.0 million initial aggregate principal amount of 5.375% senior unsecured notes due 2023.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Parent or charges resulting from the redemption of preferred stock of the Parent) of the Parent and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1) the net income of any Person, other than the Parent or a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or any of its Subsidiaries by such Person during such period;

(2) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period; provided, however, that Adjusted Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments made in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or a Subsidiary thereof in respect of such period, to the extent not already included therein;

(3) the cumulative effect of non-cash charges resulting from a change in accounting principles; and

(4) any after-tax gains or losses attributable to Asset Sales.

“Adjusted Total Assets” means, for any Person, the sum of:

(1) Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and

(2) any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes being redeemed (assuming for this purpose, such Notes matured on the Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated by the Issuers on the third Business Day immediately preceding the redemption date, plus 0.40%.

“Asset Acquisition” means:

(1) an investment by the Parent or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Parent or any of its Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Subsidiaries on the date of such investment; or

(2) an acquisition by the Parent or any of its Subsidiaries from any other Person of assets that constitute substantially all of a division or line of business, or one or more properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Parent or any of its Subsidiaries, other than to the Parent, the Issuers or another Subsidiary, of:

(1) all or substantially all of the Capital Stock of any Subsidiary of Parent; or

(2) all or substantially all of the assets that constitute a division or line of business, or one or more properties, of the Parent or any of its Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Parent or any of its Subsidiaries to any Person other than the Parent, the Issuers or any of their Subsidiaries of:

(1) all or any of the Capital Stock of any Subsidiary of the Parent;

(2) all or substantially all of the assets that constitute a division or line of business of the Parent or any of its Subsidiaries; or

(3) any property and assets of the Parent or any of its Subsidiaries outside the ordinary course of business of the Parent or such Subsidiary and, in each case, that is not governed by the provisions of Section 14.1;

provided, however, that “Asset Sale” shall not include:

(1) the lease or sublease of any Real Estate Asset;

(2) sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

(3) the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Parent as permitted under Section 14.1;

(4) the license or sublicense of intellectual property or other general intangibles;

(5) the issuance of Capital Stock by a Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Person owned by the Parent after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

(6) any issuance of Capital Stock (other than Disqualified Stock) by the Operating Partnership in order to acquire assets used or useful in a Permitted Business;

(7) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(8) sales, transfers or other dispositions of assets with a fair market value not in excess of $50,000,000 in any transaction or series of related transactions;

(9) sales or other dispositions of cash or Temporary Cash Investments;

(10) the creation, granting, perfection or realization of any Lien permitted under this Indenture;

(11) the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Parent and its Subsidiaries, taken as a whole; and

(12) sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in the Parent’s reasonable judgment, are no longer used or useful in the business of the Parent or its Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Bank Agent” means Bank of America, N.A. in its capacity as administrative agent under the Credit Agreement, and any successor thereto in such capacity.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar Federal or state law for the relief of debtors.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person. For clarity purposes, GAAP for purposes of this definition shall be deemed GAAP as in effect on the date of this Indenture.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Closing Date” means May 29, 2019.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including all series and classes of common stock.

“Common Units” means the common units of the Operating Partnership, as defined in the Operating Partnership’s limited partnership agreement.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes being redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to the remaining term of the Notes being redeemed (assuming for this purpose, such Notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Issuers, Reference Treasury Dealer Quotations for such Redemption Date.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication):

(1) Consolidated Interest Expense;

(2) provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;

(3) depreciation and amortization (including without limitation amortization or impairment write-offs of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period);

(4) all extraordinary or non-recurring gain or loss or expense as determined reasonably and in good faith by Parent, together with any related provision for taxes;

(5) all non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), including (i) stock based compensation expense and (ii) any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill) and long-lived assets pursuant to GAAP, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Parent and its Subsidiaries in conformity with GAAP;

(6) proceeds from any business interruption insurance;

(7) non-controlling interests;

(8) income or expenses attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

(9) gains or losses on disposition of depreciable real estate investments, property valuation losses and impairment charges.

Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to Adjusted Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included in calculating Adjusted Consolidated Net Income.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Parent and the Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

(1) the interest portion of any deferred payment obligations;

(2) all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(3) the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Parent or any of its Subsidiaries; and

(4) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Parent and its Subsidiaries;

excluding, to the extent included in interest expense above, (A) the amount of such interest expense of any Subsidiary if the net income of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis in conformity with GAAP and (B) (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (iv) non-cash costs associated with the Interest Rate Agreements and Currency Agreements.

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement effective August 17, 2017 (as amended by the First Amendment to Credit Agreement, dated as of September 30, 2018, and the Second Amendment to Credit Agreement, dated as of May 10, 2019), by and among the Operating Partnership and Sabra Canadian Holdings, LLC, together, the borrowers, Parent and the other guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents).

“Credit Facility” means (i) prior to the repayment in full, whether at maturity or earlier, of all of the outstanding 2023 Notes, one or more credit or debt facilities (including any credit or debt facilities provided under the Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, notes, securities, letters of credit or other debt obligations for borrowed money and (ii) following the repayment in full, whether at maturity or earlier, of all of the outstanding 2023 Notes, one or more unsecured credit or debt facilities (including any credit or debt facilities provided under the Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements, providing for unsecured revolving credit loans, term loans, notes, securities, letters of credit or other debt obligations for borrowed money.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than into shares of Capital Stock that is not Disqualified Stock); or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes.

Disqualified Stock shall not include Capital Stock which is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Disqualified Stock shall not include Common Units.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with Article 10 of this Indenture, any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $100,000,000 shall be as determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive if evidenced by a Board Resolution, and otherwise by the principal financial officer of the Parent acting in good faith, each of whose determination shall be conclusive.

“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 10.9 (or if no such reports have yet been required to be filed with the SEC, for which internal financial statements are available).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of any required calculation or determination, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in this Indenture, all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis. For clarity purposes, in determining whether a lease is a Capitalized Lease or an operating lease and whether interest expense exists, such determination shall be made in accordance with GAAP as in effect on the date of this Indenture.

“Guaranty” means a guaranty by each Guarantor for payment of the Notes by such Guarantor.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations and Attributable Debt;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

(1) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

(2) Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

(3) for the avoidance of doubt, Indebtedness of Parent or any Subsidiary shall not include any liability required to be recognized as a result of variable interest accounting that Parent or such Subsidiary is not otherwise legally liable for;

(4) Indebtedness shall not include any indemnification, earnouts, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

(5) Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

(x)	the aggregate amount of Consolidated EBITDA for the then applicable Four Quarter Period to

(y)	the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3) pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that has become a Subsidiary or has been merged with or into the Parent or any of its Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense shall not be obligations of the specified Person or any of its Subsidiaries following the Transaction Date;

(6) interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Parent may designate;

(7) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition; and

(8) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

provided, however, that to the extent that clauses (3) and (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Notes” means, collectively, the Issuers’ 4.80% Senior Notes due 2024 issued in accordance with Section 3.3 (whether issued on the Closing Date, issued as Additional Notes or otherwise issued after the Closing Date) treated as a single class of securities under this Indenture.

“Par Call Date” means May 1, 2024.

“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which the Parent and its Subsidiaries are engaged or propose to be engaged in (as described in the Prospectus Supplement) on the Closing Date, any business activity related to properties customarily constituting assets of a healthcare REIT, or any business reasonably related, ancillary or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Mortgage Investment” means any investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility, medical office or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including all series and classes of such preferred or preference stock.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Parent.

“Prospectus Supplement” means the Prospectus Supplement dated May 21, 2019 pursuant to which the Notes issued on the Closing Date were offered to investors.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuers.

“Real Estate Assets” of a Person means, as of any date, the tangible and intangible real estate assets (including investments in direct financing leases) of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Real Estate Revenues” means, with respect to any Real Estate Asset of Parent and its Subsidiaries owned as of the closing of the Separation and the REIT Conversion Merger, the annualized cash rental revenues generated by such Real Estate Asset during the three months ended March 31, 2013.

“Record Date” means the applicable record date specified in the Notes.

“Reference Treasury Dealer” means each of BofA Securities, Inc. and its successors and assigns, J.P. Morgan Securities LLC and its successors and assigns, and Wells Fargo Securities, LLC and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.

“REIT Conversion Merger” means the merger of Sun Healthcare Group, Inc. with and into the Parent, with the Parent surviving the merger and holders of Sun Healthcare Group, Inc. common stock receiving shares of Parent common stock in exchange for shares of Sun Healthcare Group, Inc. common stock.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent or any Subsidiary of any property, whether owned by the Parent or any such Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Parent or any such Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Parent or any of its subsidiaries; provided that in no event shall the obligations under the Credit Agreement constitute “Secured Indebtedness” as a result of any security interest granted to the Bank Agent, any issuer of a letter of credit under the Credit Agreement or any swing line lender under the Credit Agreement, solely in any cash collateral or any account or other property, including proceeds thereof, established for the purpose of securing obligations in respect of letter of credit and/or swing line loans under the Credit Agreement, exchange rate fluctuations or otherwise to the extent required pursuant to Section 2.17 of the Credit Agreement as in effect on the Closing Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Separation” means the distribution by Sun Healthcare Group, Inc. to the holders of Sun Healthcare Group, Inc. common stock on a pro rata basis all of the outstanding shares of common stock of SHG Services, Inc. (which was renamed Sun Healthcare Group, Inc. in connection with such distribution), together with an additional cash distribution.

“Significant Subsidiary,” with respect to any Person, means any subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary Guarantors” means each Subsidiary of the Issuers that is required to become a Guarantor by the terms of this Indenture, in each case, until such Person is released from its Subsidiary Guaranty.

“Subsidiary Guaranty” means a Guaranty of the Notes by any Subsidiary of the Issuers.

“Temporary Cash Investment” means any of the following:

(1) United States dollars;

(2) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(3) time deposits accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(6) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(7) any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (6) of this definition.

“Total Assets” means, for any Person as of any date, the sum of (i) in the case of any Real Estate Assets that were owned as of the closing of the Separation and REIT Conversion Merger, the Real Estate Revenues specified for such Real Estate Assets, divided by 0.095, plus (ii) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after the closing of the Separation and REIT Conversion Merger that are then owned by such Person or any of its Subsidiaries and (iii) the book value of all assets (excluding Real Estate Assets and non-lease intangibles) of such Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Subsidiaries as of such date, that do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP; provided, however, that in determining Total Unencumbered Assets as a percentage of the outstanding Unsecured Indebtedness for purposes of the covenant set forth in Section 10.7, all investments by the Parent and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Parent or any of its Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Unsecured Indebtedness” means any Indebtedness of the Parent or any of its Subsidiaries that is not Secured Indebtedness.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

(c) Section 1.1 of the Base Indenture shall be amended so that the following definitions in the Base Indenture shall be deleted in their entirety and replaced with the following:

“Act” when used with respect to any Holders has the meaning specified in Section 1.10.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Security Registrar or Paying Agent.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Covenant Defeasance” has the meaning specified in Section 13.1.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent and each Subsidiary Guarantor.

“Holder” means any registered holder on the books of the Security Registrar, from time to time, of the Notes.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Legal Defeasance” has the meaning specified in Section 13.1.

“Officer’s Certificate” means a certificate signed by an Officer of the Parent, each of the Issuers and any Subsidiary Guarantor, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Parent, the Issuers, a Guarantor or the Trustee.

“Outstanding” or “outstanding,” when used with respect to the Notes, shall be construed consistent with Sections 3.12 and 3.13.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

SECTION 2.03. Changes to Article 1 of the Base Indenture

Sections 1.2 through 1.17 enumerated in Article 1 of the Base Indenture shall be deleted and replaced in their entirety by the following:

“SECTION 1.2. Other Definitions.

Term	Defined in Section
“Additional Notes”	3.3
“Authentication Order”	3.3
“Base Indenture”	Preamble
“Event of Default”	5.1
“Global Note”	3.01
“Guaranteed Indebtedness”	10.8
“Indenture”	Preamble
“Initial Notes”	3.3
“Issuer” or “Issuers”	Preamble
“Parent”	Preamble
“Physical Notes”	3.01
“Securities”	Recitals

SECTION 1.3. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“obligor” on the indenture securities means the Issuers, any Guarantor or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(7) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(8) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(9) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(10) the amount of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock;

(11) all references to the date the Notes were originally issued shall refer to the Closing Date, except as otherwise specified; and

(12) references to the Issuers mean either the Issuers or the applicable Issuer, as the context requires, and references to an Issuer mean either such Issuer or the Issuers, as the context requires.

SECTION 1.5. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 1.6. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Issuers:

Sabra Health Care Limited Partnership

Sabra Capital Corporation

18500 Von Karman, Suite

550 Irvine, CA 92612

Facsimile: (949) 679-8868

Attention: Richard K. Matros and Harold W. Andrews, Jr.

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Facsimile: (212) 859-4000

Attention: Joshua Coleman, Esq.

and

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, CA 92660

Facsimile: (949) 823-6994

Attention: Andor Terner, Esq.

If to Parent or any other Guarantor:

Sabra Health Care REIT Inc.

18500 Von Karman, Suite 550

Irvine, CA 92612

Facsimile: (949) 679-8868

Attention: Richard K. Matros and Harold W. Andrews, Jr.

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Facsimile: (212) 859-4000

Attention: Joshua Coleman, Esq.

and

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, CA 92660

Facsimile: (949) 823-6994

Attention: Andor Terner, Esq.

if to the Trustee:

Wells Fargo Bank, National Association

333 S. Grand Ave., 5th Floor, Suite 5A

Los Angeles, CA 90071

Attention: Corporate Trust Services

Telephone: 213-614-2588

Facsimile: 213-614-3355

Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Security Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 1.7. Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guaranties. The Issuers, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

SECTION 1.8. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

(1) an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 1.9. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 10.4, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 1.10. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuers and any agent of the Trustee or the Issuers, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(c) The ownership of Securities and the principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Issuers shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by Board Resolution, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Issuers, the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.11. Rules by Paying Agent or Security Registrar. The Paying Agent or Security Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 1.12. Legal Holidays. If an Interest Payment Date, maturity date or Redemption Date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 1.13. Governing Law; Waiver of Jury Trial. This Indenture, the Notes and the Guaranties will be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, the Guaranties or the transaction contemplated hereby.

SECTION 1.14. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 1.15. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent, the Issuers or the Guarantors in this Indenture, or in any of the Notes or Guaranties or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Parent, the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 1.16. Successors. All agreements of the Issuers and the Subsidiary Guarantors in this Indenture, the Notes and the Guaranties shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 1.17. Effect of Headings and Table of Contents. The Article and Section headings herein, the Trust Indenture Act reconciliation, and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.18. Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes or in any Guaranty, express or implied, shall give to any Person, other than the parties hereto, any Agent, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 1.19. Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

SECTION 1.20. Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Guaranties shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 1.21. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 1.22. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.”

ARTICLE 3

THE NOTES

SECTION 3.01. Form.

In accordance with Article 2 of the Base Indenture, the Initial Notes and any Additional Notes shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers (and having an executed Guaranty from each of the Guarantors endorsed thereon substantially in the form of Exhibit B) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Notes in global form, the “Global Notes”) or as Physical Notes. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any, (the “Physical Notes”). Additional Notes ranking pari passu with the Initial Notes (as defined in Section 3.3) may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 10.6. Except as described under Article 9, the Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together as one class on all matters with respect to the Notes; provided further that if the Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes the Additional Notes will have a separate CUSIP number, if applicable. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.

SECTION 3.02. Title and Terms.

The terms and provisions contained in the Notes and the Guaranties shall constitute, and are hereby expressly made, a part a part of this Supplemental Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 3.03. Changes to Article 3 of the Base Indenture.

(a) Section 3.2 of the Base Indenture shall be deleted in its entirety and replaced with the following:

“SECTION 3.2. Denominations. The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.”

(b) Section 3.3 of the Base Indenture shall be deleted in its entirety and replaced with the following:

“SECTION 3.3. Execution and Authentication; Additional Notes. One Officer of each of the Issuers (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for each Issuer by manual, facsimile, .pdf attachment or other electronically transmitted signature. One Officer of each Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Guaranty for such Guarantor by manual, facsimile, .pdf attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note or Guaranty, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note (and the Guaranties in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) on the Closing Date, Notes for original issue in the aggregate principal amount not to exceed $300,000,000 (the “Initial Notes”), and (ii) additional Notes (the “Additional Notes”) in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including Section 10.6), in each case upon a written order of the Issuers in the form of a certificate of an Officer of each Issuer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such Authentication Order from the Issuers shall be accompanied by an Opinion of Counsel of the Issuers stating that:

•	the form and terms of such Notes have been established in conformity with the provisions of this Indenture;

•

that all conditions precedent set forth in this Indenture to the authentication and delivery of such Notes have been complied with and that such Notes, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

•	as to such other matters as the Trustee may reasonably request.

All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes shall bear any legend required by applicable law.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.”

(c) The first sentence of the fifth paragraph of Section 3.5 of the Base Indenture shall be amended to delete the following “or if any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.3”.

(d) The last paragraph of Section 3.5 of the Base Indenture shall be deleted in its entirety and replaced with the following:

“Without the prior written consent of the Issuers, the Security Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article 11, except the unredeemed portion of any Note being redeemed in part and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.”

(d) The following shall be added to the Base Indenture as Section 3.12 and Section 3.13:

“SECTION 3.12. Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 3.12 as not outstanding. A Note does not cease to be outstanding because the Issuers, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 3.13).

If a Note is replaced pursuant to Section 3.6 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 3.6.

If the principal amount of any Note is considered paid under Section 10.1, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 3.13. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of their Affiliates shall be disregarded as required by the Trust Indenture Act, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not an Issuer or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.”

ARTICLE 4

DISCHARGE OF INDENTURE

SECTION 4.01. Changes to Article 4 of the Base Indenture

Sections 4.1 through 4.2 enumerated in Article 4 of the Base Indenture shall be deleted and replaced in their entirety by the following:

“SECTION 4.1. Termination of the Issuers’ Obligations. The Issuers may terminate their obligations under the Notes and this Indenture and the obligations of the Guarantors under the Guaranties and this Indenture, and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 4.1, if:

(1) either

(A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers have paid all other sums payable under this Indenture by the Parent or the Issuers, and

(3) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

In the case of clause (B) of this Section 4.1, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 3.5, 3.6, 3.12, 6.7, 7.2, 10.1, 10.2, 10.3 (as to legal existence of the Issuers only), 13.4 and 13.5 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 3.12. After the Notes are no longer outstanding, the Issuers’ obligations in Sections 6.7, 13.4 and 13.5 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for those surviving obligations specified above.

The provisions of Sections 13.3, 13.4 and 13.5 shall apply to any money, U.S. Legal Tender or U.S. Government Obligations or other funds deposited with the Trustee pursuant to this Article 4.”

ARTICLE 5

DEFAULT AND REMEDIES

SECTION 5.01. Changes to Article 5 of the Base Indenture

Sections 5.1 through 5.14 enumerated in Article 5 of the Base Indenture shall be deleted in their entirety and replaced by the following:

“SECTION 5.1. Events of Default. Each of the following is an “Event of Default”:

(1) default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Note when they are due and payable, and such default continues for a period of 30 days;

(3) default in the performance or breach of the provisions in this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Parent;

(4) the Parent defaults in the performance of or breaches any other covenant or agreement of the Parent in this Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any issue or issues of Indebtedness of the Parent or any Significant Subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

(i) an event of default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or

(ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final and non-appealable judgment or order (not covered by insurance) for the payment of money in excess of $50,000,000 in the aggregate, for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

(i) shall be rendered against the Parent or any Significant Subsidiary and shall not be paid or discharged and

(ii) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court of competent jurisdiction enters a decree or order for:

(i) relief in respect of the Parent or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,

(ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent or any Significant Subsidiary or

(iii) the winding up or liquidation of the affairs of the Parent or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8) the Parent or any Significant Subsidiary:

(i) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or such Significant Subsidiary or for all or substantially all of the property and assets of the Parent or such Significant Subsidiary or

(iii) effects any general assignment for the benefit of its creditors; or

(9) the Guaranty of any Guarantor shall for any reason cease to be in full force and effect (except as otherwise not prohibited by this Indenture) or be declared null and void or any responsible officer of such Guarantor denies that it has any further liability under its Guaranty or gives notice to such effect (as evidenced by an Officer’s Certificate to such effect, delivered to the Trustee), in each case other than by reason of the termination of this Indenture or the release of any such Guaranty in accordance with this Indenture.

SECTION 5.2. Acceleration. If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 5.1 that occurs with respect to the Parent or the Issuers) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 5.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 5.1 shall be remedied or cured by the Parent or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event or Default specified in clause (7) or (8) of Section 5.1 occurs with respect to the Parent or the Issuers, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 5.3. Other Remedies. If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 5.4. Waiver of Past Defaults. Subject to Sections 3.13, 5.7 and 9.2, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of, or interest on, any Note as specified in Section 5.1(1) or (2). The Issuers shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

SECTION 5.5. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 6.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction received from the Holders of Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it from each of the Parent, the Issuers and the Guarantors against any loss or expense caused by taking such action or following such direction.

SECTION 5.6. Limitation on Suits. No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 5.7. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.8. Collection Suit by Trustee. If a Default in payment of principal or interest specified in Section 5.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 6.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 5.10. Priorities. If the Trustee collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 6.7 of the Base Indenture;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10.

SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 5.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.”

ARTICLE 6

THE TRUSTEE

SECTION 6.01. Changes to Article 6 of the Base Indenture.

(a) Section 6.2 of the Base Indenture shall be deleted in its entirety and replaced with the following:

“SECTION 6.2. Notice of Defaults. If a Default occurs and is continuing and is deemed to be known to the Trustee pursuant to Section 6.3(l), the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on an Interest Payment Date, maturity date or Redemption Date, as applicable, pursuant to a Default in complying with the provisions of Article 14, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.”

(b) The third to last paragraph of Section 6.7 shall be amended to delete the references to “Section 5.1(d)” and to “Section 5.1(e)” and replace such references with “Section 5.1(7)” and “Section 5.1(8)”, respectively.

(c) Section 6.10(d) of the Base Indenture shall be amended to delete the reference to “Section 5.14” and replace such reference with “Section 5.11”.

(d) The last paragraph of Section 6.14 of the Base Indenture shall be amended to delete the reference to “Section 1.2” and replace such reference with “Sections 1.8 and 1.9”.

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE

SECTION 7.01. Changes to Article 7 of the Base Indenture.

Section 7.4 of the Base Indenture shall be deleted in its entirety.

ARTICLE 8

GUARANTY

SECTION 8.01. Changes to Article 8 of the Base Indenture

Sections 8.1 through 8.5 enumerated in Article 8 of the Base Indenture shall be deleted and replaced in their entirety by the following:

“SECTION 8.1. Guaranty. Subject to this Article 8, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Subject to Section 5.6 hereof, each Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Guaranty shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guaranty.

SECTION 8.2. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guaranty of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 8, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Guaranty is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

SECTION 8.3. Execution and Delivery of Guaranty. To evidence its Guaranty set forth in Section 8.1, each Guarantor hereby agrees that a notation of such Guaranty substantially in the form included in Exhibit B shall be endorsed by an Officer of such Guarantor or an Officer of any Person acting in its capacity as the general partner of such Guarantor, as applicable, on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer or an Officer of any Person acting in its capacity as the general partner of such Guarantor, as applicable.

Each Guarantor hereby agrees that its Guaranty set forth in Section 8.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty.

If an Officer whose signature is on this Indenture or on the Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantors.

SECTION 8.4. Release of a Guarantor. A Guarantor shall be automatically and unconditionally released and discharged from its obligations under its Guaranty and its obligations under this Indenture:

(1) upon any sale, exchange or transfer, to any Person not a Subsidiary of the Parent of Capital Stock held by the Parent and its Subsidiaries in, or all or substantially all the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by this Indenture), such that, immediately after giving effect to such transaction, such Subsidiary Guarantor would no longer constitute a Subsidiary of the Parent,

(2) in connection with the merger or consolidation of a Subsidiary Guarantor with (a) an Issuer or (b) any other Guarantor (provided that the surviving entity remains a Guarantor),

(3) upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,

(4) upon a liquidation or dissolution of a Subsidiary Guarantor permitted under this Indenture, or

(5) if such Subsidiary Guarantor is not a guarantor or is not otherwise liable in respect of any obligations under any Credit Facility including upon the release or discharge of the Guarantee (in each case, which release and discharge may be concurrent with the release and discharge of such Subsidiary Guarantor, or concurrent with such Subsidiary Guarantor otherwise becoming free of any obligations, under such Credit Facility), including those in existence on the date of this Indenture, that resulted in the creation of such Subsidiary Guaranty, except in each case as a result of payment under such Guarantee.

The Trustee may execute an appropriate instrument prepared by the Issuers evidencing the release of a Guarantor from its obligations under its Guaranty and this Indenture upon receipt of a request by the Issuers or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 8.4; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuers.

Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into an Issuer (in which case such Guarantor shall no longer be a Guarantor) or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to an Issuer or another Guarantor.”

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Changes to Article 9 of the Base Indenture

Sections 9.1 through 9.6 enumerated in Article 9 of the Base Indenture shall be deleted and replaced in their entirety by the following:

“SECTION 9.1. Without Consent of Holders. The Parent, the Issuers, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guaranties without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Parent, the Issuers or any Subsidiary Guarantor under this Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to add guarantees with respect to the Notes, including any Subsidiary Guaranties or to release a Subsidiary Guarantor or Sabra Capital as an Issuer in accordance with terms of this Indenture;

(5) to secure the Notes or any Guaranties;

(6) to add to the covenants of the Parent, the Issuers or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Parent, the Issuers or a Subsidiary Guarantor;

(7) to add any additional Events of Default for all or any of the Notes;

(8) to make any change that does not adversely affect the rights of any Holder in any material respect;

(9) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(10) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(11) to conform the text of this Indenture or the Guaranties or the Notes to any provision of the “Description of Notes” section of the Prospectus Supplement to the extent that such provision in the “Description of Notes” section of the Prospectus Supplement was intended to be a substantially verbatim recitation of a provision of this Indenture or the Guaranties or the Notes, as conclusively evidenced by an Officer’s Certificate delivered to the Trustee;

(12) evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(13) provide for a reduction in the minimum denominations of the Notes;

(14) comply with the rules of any applicable securities depositary; or

(15) to provide for the issuance of Additional Notes and related guarantees in accordance with the limitations set forth in this Indenture.

SECTION 9.2. With Consent of Holders. (a) Subject to Section 5.7, the Issuers, the Guarantors and the Trustee, together, with the consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may amend or supplement this Indenture, the Notes or the Guaranties, without notice to any other Holders. Subject to Sections 5.7, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Guaranties without notice to any other Holders.

(b) Notwithstanding Section 9.2(a), without the consent of each Holder affected, no amendment or waiver may:

(1) change the Stated Maturity of the principal of, or any installment of interest on, the Notes;

(2) reduce the principal amount of, or premium, if any, or interest on, the Notes;

(3) change the place of payment of principal of, or premium, if any, or interest on, the Notes;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of the Notes;

(5) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);

(7) voluntarily release a Guarantor of the Notes, except as permitted by this Indenture;

(8) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with Sections 5.2 and 5.4; or

(9) modify or change any provisions of this Indenture affecting the ranking of the Notes as to right of payment or the Guaranties in any manner adverse to the Holders of the Notes.

(c) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(e) After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Parent shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Parent to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(f) The Trustee shall not have any obligation to determine whether or not an amendment to this Indenture adversely affects the rights of any Holder in any material respect.

SECTION 9.3. Compliance with the Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Guaranties shall comply with the Trust Indenture Act as then in effect.

SECTION 9.4. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.5. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes legal, valid and binding obligations of the Issuers enforceable in accordance with its terms, subject to customary exceptions. Such Opinion of Counsel shall be at the expense of the Issuers.”

ARTICLE 10

COVENANTS

SECTION 10.01. Changes to Article 10 of the Base Indenture

Sections 10.1 through 10.4 enumerated in Article 10 of the Base Indenture shall be deleted in their entirety and replaced with the following:

“SECTION 10.1. Payment of Notes. The Issuers shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuers shall pay interest on overdue principal (including post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 10.2. Maintenance of Office or Agency. The Issuers shall maintain in the United States of America, the office or agency required under Section 3.5 (which may be an office of the Trustee or an affiliate of the Trustee or Security Registrar). The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Corporate Trust Office.

The Issuers may also, from time to time, designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby initially designate Wells Fargo Bank, National Association, located at 625 Marquette Avenue, Minneapolis, MN 55402, Attention: Bondholder Communications, as such office of the Issuers in accordance with Section 3.5.

SECTION 10.3. Corporate Existence. Except as otherwise permitted by Article 14, the Parent and the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership or other existence, as applicable, and the corporate, partnership or other existence, as applicable, of each of the Subsidiaries of the Parent in accordance with the respective organizational documents of each such Subsidiary and the related material rights (charter and statutory) and material franchises of the Parent, the Issuers and each Subsidiary of the Parent; provided, however, that the Parent and the Issuers shall not be required to preserve any such right, franchise or corporate existence with respect to themselves or any Subsidiary if the Board of Directors of the Parent or any officer of the Parent shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Parent, the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder and provided, further, however, that the foregoing shall not prohibit a sale, transfer, conveyance, lease or disposal of a Subsidiary or any of the Parent’s or any Subsidiary’s assets in compliance with the terms of this Indenture.

SECTION 10.4. Compliance Certificate; Notice of Default. (a) The Parent shall deliver to the Trustee, within 120 days after each December 31, commencing with December 31, 2019, an officer’s certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Parent stating that a review of the activities of the Parent and its Subsidiaries (including the Issuers) has been made under the supervision of the signing Officer with a view to determining whether the Parent and its Subsidiaries (including the Issuers) have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of such Officer’s knowledge, the Parent and its Subsidiaries (including the Issuers) during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Parent is taking or propose to take with respect thereto.

(b) The Parent shall deliver to the Trustee within 30 days after the Parent becomes aware (unless such Default has been cured before the end of the 30-day period) of the occurrence of any Default an Officer’s Certificate specifying the Default and what action, if any, the Parent is taking or propose to take with respect thereto.

SECTION 10.5. Waiver of Stay, Extension or Usury Laws. The Issuers and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Guaranty of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10.6. Limitation on Indebtedness.

(a) The Parent shall not, and shall not permit any of its Subsidiaries (including the Issuers) to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Parent and its Subsidiaries on a consolidated basis is greater than 60% of Parent’s Adjusted Total Assets; provided, however, that such limitation on Indebtedness shall not apply to (a) the guarantees issued on the Closing Date, (b) other Indebtedness existing on the Closing Date, (c) any guarantees of the Notes issued after the Closing Date, (d) intercompany indebtedness and (e) guarantees of Indebtedness Incurred by any Subsidiary that is subordinated in right of payment to the Notes.

(b) The Parent shall not, and shall not permit any of its Subsidiaries (including the Issuers) to, Incur any Secured Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Parent and its Subsidiaries (including the Issuers) on a consolidated basis is greater than 40% of Parent’s Adjusted Total Assets.

(c) The Parent shall not, and shall not permit any of its Subsidiaries (including the Issuers) to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Parent and its Subsidiaries on a consolidated basis would be less than 1.5 to 1.0.

(d) Notwithstanding any other provision of this Section 10.6, the maximum amount of Indebtedness that the Parent or any of its Subsidiaries may Incur pursuant to this Section 10.6 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(e) For purposes of determining any particular amount of Indebtedness under this Section 10.6, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 10.7. Maintenance of Total Unencumbered Assets. The Parent and its Subsidiaries shall maintain Total Unencumbered Assets as of the end of each fiscal quarter of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Parent and its Subsidiaries on a consolidated basis as of the end of each fiscal quarter.

SECTION 10.8. Future Guaranties by Subsidiaries. (a) The Parent shall not permit any Subsidiary of the Issuers, directly or indirectly, to Guarantee any Indebtedness under any Credit Facility of the Issuers or of a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the Notes (or the applicable Subsidiary Guaranty) (“Guaranteed Indebtedness”), unless in either case such Subsidiary within 30 calendar days executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guaranty by such Subsidiary; provided, however, that this paragraph shall not be applicable to any Guarantee of any Subsidiary with respect to Guaranteed Indebtedness that existed at the time such Person became a Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Subsidiary. The Parent may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30-calendar day period described above.

(b) If the Guaranteed Indebtedness:

(i) ranks equally with the Notes in right of payment, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guaranty in right of payment; or

(ii) is subordinate in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guaranty at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

(c) Any Subsidiary Guaranty shall be automatically and unconditionally released and discharged pursuant to Section 8.4.

SECTION 10.9. Reports to Holders. (a) For so long as the Notes remain outstanding, the Parent shall file with the SEC all such documents, reports and other information as it is required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act; provided, however, that, if filing such documents by the Parent with the SEC is not permitted under the Exchange Act or if at any time the Parent is not subject to Sections 13 or 15(d) of the Exchange Act, the Parent shall, within 15 days after the time the Parent would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) under the Exchange Act, provide to the Trustee such documents, reports or other material disclosures as it would have been required to file with the SEC by Sections 13 or 15(d) of the Exchange Act, upon written request supply copies of such documents and reports to any Holder and, at its option, shall post such documents and reports on the Parent’s public website or post such documents and reports on Intralinks or any comparable password protected online data system requiring user identification and a confidentiality agreement (a “Confidential Datasite”). If the Parent elects to furnish such reports and information via a Confidential Datasite, access to the Confidential Datasite shall be provided upon request to holders, beneficial owners of, and bona fide prospective investors in the Notes as well as securities analysts and market makers. The Parent shall supply the Trustee and each Holder, without cost to the Trustee or such Holder, copies of such reports and other information. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b) So long as permitted by the SEC, at any time Parent holds directly any material assets (including Capital Stock) other than the Capital Stock of the Issuers and such other assets taken together would represent 5% or more of the Total Assets of Parent and its Subsidiaries as of the latest quarterly financial statements, then the quarterly and annual financial information required by this Section 10.9 will include a reasonably detailed presentation, either in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or any other comparable section, of the financial condition and results of operations of the Issuers and their Subsidiaries separate from the financial condition and results of operations of such other material assets of Parent.

(c) The Parent shall also, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period. No fewer than three Business Days prior to (i) the disclosure of the annual, quarterly and periodic information required above and (ii) the date of the conference call required to be held in accordance with the preceding sentence, the Parent shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such conference call.

(d) Notwithstanding anything herein to the contrary, the Parent shall not be deemed to have failed to comply with any of its obligations under this Section 10.9 for purposes of Section 5.1(4) until 30 days after the date any report hereunder is due.

ARTICLE 11

REDEMPTION

SECTION 11.01. Changes to Article 11 of the Base Indenture

Sections 11.1 through 11.7 enumerated in Article 11 of the Base Indenture shall be deleted and replaced in their entirety by the following:

“Section 11.1. Notices to Trustee. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Notes set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date. If the Issuers elect to redeem Notes pursuant to Section 5 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuers shall give notice of redemption to the Trustee at least 45 days but not more than 75 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 11.2. Applicability of Article. Redemption or purchase of Notes as permitted by Section 11.1 shall be made in accordance with this Article 11.

SECTION 11.3. Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time pursuant to Section 5 of the Notes, the Trustee shall select Notes for redemption as follows:

(x) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed; or

(y) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

provided, however, that, in the case of such redemption pursuant to Section 6 of the Notes, the Trustee shall select the Notes on a pro rata basis to the extent practicable, by lot or such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, unless another method is required by law or applicable exchange or depositary requirements (subject to the procedures of the Depository).

No Notes of $2,000 or less shall be redeemed in part.

SECTION 11.4. Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first class mail, postage prepaid, or as otherwise provided in accordance with the procedures of the Depository, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 4 and Article 13 hereof. At the Issuers’ request, the Trustee shall forward the notice of redemption in the Issuers’ name and at the Issuers’ expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption shall be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Except as otherwise provided in this Article 11, notices of redemption may not be conditional.

At the Issuers’ request, the Trustee shall give the notice of redemption in the name of the Issuers and at its expense; provided that the Issuers shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 11.4 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 11.5. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 11.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuers shall have not complied with its obligations pursuant to Section 11.6.

SECTION 11.6. Deposit of Redemption Price. On or before 12:00 p.m. New York City time (or such later time as has been agreed to by the Paying Agent) on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 11.7. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 11.8. Mandatory Redemption. The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.”

ARTICLE 12

SINKING FUNDS

SECTION 12.01. Applicability of Article 12 of the Base Indenture

Article 12 (“Sinking Funds”) of the Base Indenture shall not be applicable to the Notes.

ARTICLE 13

DEFEASANCE

SECTION 13.01. Changes to Article 13 of the Base Indenture

Sections 13.1 through 13.6 enumerated in Article 13 of the Base Indenture shall be deleted and replaced in their entirety by the following:

“SECTION 13.1. Legal Defeasance and Covenant Defeasance. (a) The Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 13.2.

(b) Upon the Issuers’ exercise under Section 13.1(a) hereof of the option applicable to this Section 13.1(b), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 13.2, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guaranties, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 13.3 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Guaranties and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 13.3, and as more fully set forth in such Section 13.3, payments in respect of the principal of and interest on such Notes when such payments are due;

(ii) the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 10.2 hereof;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(iv) the provisions of this Article 13 applicable to Legal Defeasance.

Subject to compliance with this Article 13, the Issuers may exercise their option under this Section 13.1(b) notwithstanding the prior exercise of its option under Section 13.1(c).

(c) Upon the Issuers’ exercise under Section 13.1(a) hereof of the option applicable to this Section 13.1(c), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 13.2, be released from their respective obligations under the covenants contained in Sections 10.3 (other than with respect to the legal existence of the Issuers), 10.6 through 10.9 and clause (3) of Section 14.1(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 13.2 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 13.2, clauses (3), (4), (5) and (6) of Section 5.1 shall not constitute Events of Default.

SECTION 13.2. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 13.1(b) or 13.1(c) hereof to the outstanding Notes:

(1) the Issuers shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the Notes;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions:

(a)	the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the deposited funds in connection therewith);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the deposited funds in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by them with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others; and

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 13.2 have been complied with.

SECTION 13.3. Application of Trust Money. Subject to Section 13.4, the Trustee or Paying Agent shall hold in trust all U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article 13, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuers.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 13.2 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 13.2 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 13.4. Repayment to the Issuers. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuers, Holders entitled to such money shall look to the Issuers for payment as general creditors unless an applicable law designates another Person.

SECTION 13.5. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article 13 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture, and the Notes and the Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article 13 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article 13; provided that if the Issuers have made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.”

ARTICLE 14

SUCCESSOR CORPORATION

SECTION 14.01. Addition of Article 14 to the Base Indenture

The following shall be added to the Base Indenture as Article 14:

ARTICLE 14

SUCCESSOR CORPORATION

“SECTION 14.1. Consolidation, Merger and Sale of Assets.

(a) The Parent shall not consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its and its Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Parent unless:

(1) the Parent shall be the continuing Person, or the Person (if other than the Parent ) formed by such consolidation or into which the Parent is merged or that acquired or leased such property and assets of the Parent shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Parent on its Guaranty and under this Indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Parent on its Guaranty and under this Indenture);

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Four Quarter Period, on a pro forma basis the Issuers, or any Person becoming the successor obligor of the Notes, as the case may be, (a) could Incur at least $1.00 of Indebtedness under paragraphs (a) and (c) of Section 10.6 or (b) could incur at least $1.00 of Indebtedness under paragraph (a) of Section 10.6 and the Interest Coverage Ratio would improve; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Subsidiary; and

(4) the Parent delivers to the Trustee an Officer’s Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 14.1 and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Parent, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired all or substantially all of the Parent’s and its Subsidiaries’ property and assets;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Parent; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations

(b) Except as provided in Section 8.4, the Parent shall not permit the Issuers or any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to any Person, unless:

(1) (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Issuer or Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and (ii) such Person shall expressly assume, by a supplemental indenture, all the obligations of such Issuer or Subsidiary Guarantor, if any, under the Notes or its Subsidiary Guaranty, as applicable; provided, however, that the foregoing requirement in clause (ii) shall not apply in the case of a Subsidiary Guarantor or all or substantially all of its assets (x) that has been disposed of in its entirety to another Person (other than to the Parent or an Affiliate of the Parent), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, so long as, in both cases, in connection therewith the Parent provides an Officer’s Certificate to the Trustee to the effect that the Parent shall comply with its obligations under Section 10.11;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Parent delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, the Parent and the surviving Persons.

(c) Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge with an Affiliate of the Parent or a Subsidiary of the Parent or another Subsidiary Guarantor solely for the purpose of changing the state of domicile of the Subsidiary Guarantor, (ii) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor, the Issuers or the Parent or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

(d) Upon any such consolidation, combination or merger of an Issuer or a Guarantor, or any such sale, conveyance, transfer or other disposition of all or substantially all of the assets of an Issuer in accordance with this Section 14.1, in which such Issuer or such Guarantor is not the continuing obligor under the Notes or its Guaranty, the surviving entity formed by such consolidation or into which such Issuer or such Guarantor is merged or the entity to which the sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under this Indenture and, the Notes and the Guaranties with the same effect as if such surviving entity had been named therein as such Issuer or such Guarantor and such Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guaranty, as the case may be, and all of such Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guaranty, if applicable.

(e) Notwithstanding any of the foregoing and for the avoidance of doubt, the lease of all or substantially all of the assets of the Parent and its Subsidiaries shall not be subject to this Section 14.1.”

ARTICLE 15

CO-ISSUERS

The Notes shall initially be co-issued with Sabra Capital, which is a wholly owned subsidiary of the Operating Partnership and does not have any substantial operations, assets or revenues. However, the obligations of Sabra Capital as a co-issuer of the Notes shall be automatically released and discharged if Sabra Capital is not liable in respect of any obligations under either the 2021 Notes and the 2023 Notes or in respect of any indebtedness under the Credit Agreement (which release and discharge may be concurrent with the release and discharge of Sabra Capital under the 2021 Notes and the 2023 Notes). Following such release and discharge, the Operating Partnership shall be the sole issuer of the Notes. The Parent shall deliver an Officer’s Certificate to the Trustee following such release and discharge stating that such release and discharge has occurred.

ARTICLE 16

ADDITIONAL TERMS OF THIS SUPPLEMENTAL INDENTURE

SECTION 16.01. Interpretation of Base and Supplemental Indenture.

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture supersede any similar provisions included in the Base Indenture unless not permitted by law.

SECTION 16.02. Successors and Assigns.

All agreements of the Issuers and the Subsidiary Guarantors in this Supplemental Indenture, the Notes and the Guaranties shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

SECTION 16.03. Severability.

To the extent permitted by applicable law, in case any one or more of the provisions in this Supplemental Indenture, in the Notes or in the Guaranties shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 16.04. Governing Law; Waiver of Jury Trial.

This Supplemental Indenture, the Notes and the Guaranties will be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Notes, the Guaranties or the transaction contemplated hereby.

SECTION 16.05. Effect of Headings.

The Article and Section headings in this Supplemental Indenture are for convenience only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 16.06. Duplicate Originals.

All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the date first above written.

SABRA HEALTH CARE LIMITED PARTNERSHIP, as an Issuer By: Sabra Health Care REIT, Inc., its general partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CAPITAL CORPORATION, as an Issuer

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE REIT, INC., as Parent and a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

SABRA 1717 PREFERRED EQUITY, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA BEAUMONT PREFERRED EQUITY, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA BEAVERCREEK PREFERRED EQUITY, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CA HOLDCO, INC.,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CALIFORNIA II, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

SABRA CANADIAN GP I INC.,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CANADIAN HOLDINGS, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CANADIAN PROPERTIES I, LIMITED PARTNERSHIP,
as a Guarantor

By: Sabra Canadian GP I Inc., its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CLARKSVILLE PREFERRED EQUITY, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA COLORADO, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA DEERFIELD PREFERRED EQUITY, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

SABRA HAGERSTOWN, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE L.L.C.,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE DELAWARE, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE FRANKENMUTH, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS I, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS II, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

SABRA HEALTH CARE HOLDINGS III, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS IV, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS VI, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE INVESTMENTS, LP,
as a Guarantor

By: Sabra Phoenix TRS Venture, LLC, its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE NORTHEAST, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE PENNSYLVANIA, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

SABRA HEALTH CARE VIRGINIA, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE VIRGINIA II, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA LAKE DRIVE, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA MADEIRA PREFERRED EQUITY, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA MCCORDSVILLE PREFERRED EQUITY, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA MICHIGAN, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

SABRA NEW BRAUNFELS PREFERRED EQUITY, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA NEW MEXICO, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA NEW MEXICO II, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA NORTH CAROLINA, L.P.,
as a Guarantor

By: Sabra North Carolina GP, LLC, its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA NORTH CAROLINA GP, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA PHOENIX TRS VENTURE, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

SABRA PHOENIX TRS VENTURE II, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA PHOENIX WISCONSIN, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS GP, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS, L.P.,
as a Guarantor

By: Sabra Texas Holdings GP, LLC, its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS GP, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

SABRA TEXAS PROPERTIES, L.P.,
as a Guarantor

By: Sabra Texas GP, LLC, its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES II, L.P.,
as a Guarantor

By: Sabra Texas GP, LLC, its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES III, L.P.,
as a Guarantor

By: Sabra Texas GP, LLC, its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES IV, L.P.,
as a Guarantor

By: Sabra Texas GP, LLC, its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TRS HOLDINGS, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

SB NEW MARTINSVILLE, LLC,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SBRAREIT CANADIAN GP V INC.,
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SBRAREIT CANADIAN PROPERTIES V, LIMITED PARTNERSHIP,
as a Guarantor

By: SbraREIT Canadian GP V Inc., its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Eighth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice-President

[Signature Page to Eighth Supplemental Indenture]

Form of Initial Note

(FACE OF NOTE)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SABRA HEALTH CARE LIMITED PARTNERSHIP

SABRA CAPITAL CORPORATION

4.80% Senior Notes due 2024

CUSIP No.

No. [    ] $[                ]

SABRA HEALTH CARE LIMITED PARTNERSHIP, a Delaware limited partnership, and SABRA CAPITAL CORPORATION, a Delaware corporation (the “Issuers”), for value received promise to pay to Cede & Co., or its registered assigns, the principal sum of [     ] DOLLARS [or such other amount as is provided in a schedule attached hereto]1 on June 1, 2024.

Interest Payment Dates: June 1 and December 1, commencing December 1, 2019.

Record Dates: May 15 and November 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[Signature page follows]

[1]	This language should be included only if the Note is issued in global form.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

SABRA CAPITAL CORPORATION, as an Issuer

By:
Name:
Title:

SABRA HEALTH CARE LIMITED PARTNERSHIP, as an Issuer

By:	Sabra Health Care REIT, Inc., its General Partner

By:
Name:
Title:

[FORM OF] TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 4.80% Senior Notes due 2024 described in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

(Reverse of Note)

4.80% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (the “Issuers”), promise to pay interest on the principal amount of this Note at 4.80% per annum from May 29, 2019, until maturity. The Issuers will pay interest semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), commencing December 1, 2019. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 29, 2019. The Issuers shall pay interest on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date, maturity date or Redemption Date is not a Business Day, the required payment will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of the payment subject to delay, with the same force and effect as if made on such Interest Payment Date, maturity date or Redemption Date, as the case may be.

SECTION 2. Method of Payment. The Issuers will pay interest on the Notes to the Persons who are registered Holders at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.7 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose except that, at the option of the Issuers, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Issuers, the Issuers’ office or agency in New York will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Security Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Issuers may change any Paying Agent or Security Registrar without notice to any Holder. Except as provided in the Indenture, the Issuers or any of their Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Issuers issued the Notes under an Indenture, as of dated as of May 23, 2013, between the Issuers, Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent”), and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the Eighth Supplemental Indenture, dated as of May 29, 2019 (the “Supplemental Indenture,” and, collectively, the “Indenture,” which terms shall have the meanings assigned to it in such instrument), by and among the Issuers, the Parent, the other Guarantors party thereto and the Trustee. Subject to the terms of the Indenture, the Issuers shall be entitled to issue Additional Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption. The Notes will be redeemable at the option of the Issuers, in whole or in part at any time and from time to time, upon not less than 15 days’ nor more than 60 days’ notice. If the Notes are redeemed prior to the Par Call Date, the redemption price will be equal to the greater of:

(1) 100% of the principal amount of the Notes being redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate;

plus, in each case of (1) and (2) above, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

If the Notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

SECTION 6. Notice of Redemption. Notice of redemption will be mailed by first-class mail or as otherwise provided in accordance with the procedures of the Depository at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. No Notes of $2,000 or less shall be redeemed in part. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

SECTION 7. Mandatory Redemption. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Security Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuers and the Security Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guaranties as provided in the Indenture.

SECTION 11. Defaults and Remedies. If an Event of Default occurs and is continuing (other than as specified in clauses (7) and (8) of Section 5.1 that occurs with respect to the Parent or the Issuers), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately in accordance with the provisions of Section 5.2. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (7) or (8) of Section 5.1, with respect to the Parent or the Issuers, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest in accordance with Section 6.2. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a Default in the payment of principal of, or interest on, any Note as specified in Section 5.1(1) and (2).

SECTION 12. Restrictive Covenants. The Indenture contains certain covenants as set forth in Article 10 of the Indenture.

SECTION 13. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent, the Issuers or the Guarantors in the Indenture, or in any of the Notes or Guaranties or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Parent, the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 14. Co-Issuers. The Notes shall be initially co-issued with Sabra Capital, which is a wholly owned subsidiary of the Operating Partnership and does not have any substantial operations, assets or revenues. However, the obligations of Sabra Capital as a co-issuer of the Notes shall be automatically released and discharged if Sabra Capital is not liable in respect of any obligations under either the 2021 Notes and the 2023 Notes or in respect of any indebtedness under the Credit Agreement (which release and discharge may be concurrent with the release and discharge of Sabra Capital under the 2021 Notes and the 2023 Notes). Following such release and discharge, the Operating Partnership shall be the sole issuer of the Notes.

SECTION 15. Guaranties. This Note will be entitled to the benefits of certain Guaranties made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 18. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 19. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                                                   agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of
this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion
Program (or other signature guarantor program reasonably
acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of The Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee of Note custodian

[1]	This schedule should be included only if the Note is issued in global form.

GUARANTY

For value received, each of the undersigned (including any successor Person under the Indenture (as defined below)) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Issuers under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article 8 thereof, and this Guaranty. This Guaranty will become effective in accordance with Article 8 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guaranty shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 23, 2013, between the Issuers, Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent”), and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the Eighth Supplemental Indenture, dated as of May 29, 2019 (the “Supplemental Indenture,” and collectively, the “Indenture,” which terms shall have the meanings assigned to it in such instrument), among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (each, an “Issuer,” and together, the “Issuers”), the Parent, each of the other Guarantors party thereto and the Trustee.

Each Subsidiary Guarantor’s obligation to guarantee the Notes will be released under certain circumstances, including if such Subsidiary Guarantor is not a guarantor or is not otherwise liable in respect of any obligations under any Credit Facility. The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guaranty and the Indenture are expressly set forth in Article 8 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guaranty and all of the other provisions of the Indenture to which this Guaranty relates.

No director, officer, employee, incorporator, stockholder or controlling person or any successor Person thereof of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors’ Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

In addition to the release of Subsidiary Guarantors as described above, this Guaranty is subject to release upon the terms set forth in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused its Guaranty to be duly executed on this 29th day of May 2019.

SABRA HEALTH CARE REIT, INC.,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA 1717 PREFERRED EQUITY, LLC, as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA BEAUMONT PREFERRED EQUITY, LLC, as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA BEAVERCREEK PREFERRED EQUITY, LLC, as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CA HOLDCO, INC., as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CALIFORNIA II, LLC, as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CANADIAN GP I INC.,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CANADIAN HOLDINGS, LLC, as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CANADIAN PROPERTIES I, LIMITED PARTNERSHIP, as a Guarantor

By: Sabra Canadian GP I Inc., its General Partner

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CLARKSVILLE PREFERRED EQUITY, LLC, as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA COLORADO, LLC, as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA DEERFIELD PREFERRED EQUITY, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HAGERSTOWN, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE L.L.C.,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE DELAWARE, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE FRANKENMUTH, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS I, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS II, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS III, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr. Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS IV, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS VI, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE INVESTMENTS, LP,
as a Guarantor

By: Sabra Phoenix TRS Venture, LLC, its General Partner

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE NORTHEAST, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE PENNSYLVANIA, LLC,
as a Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE VIRGINIA, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE VIRGINIA II, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA LAKE DRIVE, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA MADEIRA PREFERRED EQUITY, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA MCCORDSVILLE PREFERRED EQUITY, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA MICHIGAN, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA NEW BRAUNFELS PREFERRED EQUITY, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA NEW MEXICO, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA NEW MEXICO II, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA NORTH CAROLINA, L.P.,
as a Guarantor

By: Sabra North Carolina GP, LLC, its General Partner

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA NORTH CAROLINA GP, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA PHOENIX TRS VENTURE, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA PHOENIX TRS VENTURE II, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA PHOENIX WISCONSIN, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS GP, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS, L.P.,
as a Guarantor

By: Sabra Texas Holdings GP, LLC, its General Partner

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS HOLDINGS GP, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES, L.P.,
as a Guarantor

By: Sabra Texas GP, LLC, its General Partner

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES II, L.P.,
as a Guarantor

By: Sabra Texas GP, LLC, its General Partner

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES III, L.P.,
as a Guarantor

By: Sabra Texas GP, LLC, its General Partner

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES IV, L.P.,
as a Guarantor

By: Sabra Texas GP, LLC, its General Partner

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA TRS HOLDINGS, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SB NEW MARTINSVILLE, LLC,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SBRAREIT CANADIAN GP V INC.,
as a Guarantor

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SBRAREIT CANADIAN PROPERTIES V, LIMITED PARTNERSHIP,
as a Guarantor

By: SbraREIT Canadian GP V Inc., its General Partner

By:
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: